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December 17, 1997

                                                                       Exhibit 5
Quorum Health Group, Inc.
103 Continental Place
Brentwood, Tennessee 37027

         RE:      Registration Statement on form S-8

Dear Ladies and Gentlemen:

         I am Vice President/General Counsel and Secretary of Quorum Health Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 750,000 shares (the "Shares"), issuable under the Quorum Health Group, Inc. Employee Stock Purchase Plan (the "Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b) (5) of Regulation S-K promulgated under the Act.

         In connection with this opinion, I have reviewed the following documents:

         (a)      the Registration Statement;

         (b)      the Restated Certificate of Incorporation of the Company;

         (c)      the By-laws of the Company;

         (d)      the Plan;

         (e)      certain resolutions of the Board of Directors of the Company;
                  and

         (f) except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that I deemed necessary or appropriate as a basis for the opinions set forth herein.



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         In my examination:

         (a) I have assumed that (i) all signatures on all documents examined by me are genuine, (ii) all documents submitted to me as originals are accurate and complete, (iii) all documents submitted to me as copies are true and correct copies of the originals thereof, (iv) all information submitted to me is accurate and complete as of the date hereof, (v) all persons executing and delivering documents reviewed by me were competent to execute and to deliver such documents, and (vi) all persons signing, in a representative capacity, documents reviewed by me had authority to sign in such capacity.

         (b) I have assumed that the exercise price of the opinions in respect of Shares issued under the Plan will not be less than the par value of such Shares at the time of issuance.

         I am admitted to the bars of the States of Tennessee and Virginia and I express no opinion as to the laws of any other jurisdiction except for the federal laws of the United States of America and the General Corporation law of the State of Delaware to the extent specifically referred to herein.

         Based upon and subject to the foregoing and to the qualifications, limitations, and exceptions contained herein, I am of the opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ Ashby Q. Burks

                                      Ashby Q. Burks
                                      Vice President/General Counsel & Secretary